
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      81,984,299
<SECURITIES>                                         0
<RECEIVABLES>                                  857,683<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              92,367,647<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                92,367,647<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,841,013<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,156,342
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,684,671
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,684,671
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,684,671
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $573,939 and interest receivable of $283,744.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $9,159,685 and net option premiums of $365,980.
<F3>Liabilities include redemptions payable of $776,244, accrued brokerage commissions of $592,747 and accrued management fees of $287,392.
<F4>Total revenues includes realized trading revenue of $2,546,653, net change in unrealized of $5,073,137 and interest income of $2,221,223.

